Exhibit 99.1

Contacts: Alnylam Pharmaceuticals, Inc.
Christine Regan Lindenboom (Investors and Media) 617-682-4340 Josh Brodsky (Investors) 617-551-8276

Alnylam Pharmaceuticals Reports Third Quarter 2024 Financial Results and Highlights Recent Period Activity
− Achieved Third Quarter 2024 Global Net Product Revenues of $420 Million, Representing 34% Year-Over-Year Growth Compared to Q3 2023, Driven by Continued Momentum from TTR Business –
− Submitted Regulatory Applications in U.S. and EU for AMVUTTRA® (vutrisiran) for the Treatment of Transthyretin Amyloidosis with Cardiomyopathy –
− Reiterated 2024 Financial Guidance, Including Combined Net Product Revenues of $1,575 Million to $1,650 Million –
CAMBRIDGE, Mass., October 31, 2024 – Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, today reported its consolidated financial results for the third quarter ended September 30, 2024 and reviewed recent business highlights.
“Alnylam continued to deliver robust results commercially and clinically in the third quarter. We achieved 34% year-over-year growth, with global net product revenues of $420 million, primarily driven by our TTR business. Further with TTR, we continued to share data for vutrisiran in ATTR-CM, with detailed HELIOS-B results presented at the European Society of Cardiology Congress, and supportive echocardiographic and biomarker data presented at the Heart Failure Society of America Annual Scientific Meeting 2024. We’re pleased to have submitted regulatory filings in the U.S. and EU, keeping us on track for a potential U.S. launch in early 2025 and other markets later in the year,” said Yvonne Greenstreet, MBChB, Chief Executive Officer of Alnylam. “We also made great strides with our pipeline, sharing new results today from the Phase 1 study of mivelsiran in patients with Alzheimer’s disease and initiating a Phase 1 study for ALN-HTT02 in adult patients with Huntington’s disease earlier in the third quarter. With this execution, we have continued to progress toward achieving our Alnylam P5x25 goals and becoming a leading global biotech company.”

Third Quarter 2024 and Recent Significant Business Highlights
Commercial Performance
Total TTR: ONPATTRO® (patisiran) & AMVUTTRA® (vutrisiran)
•Continued growth momentum in total TTR, achieving global net product revenues for ONPATTRO and AMVUTTRA for the third quarter of $50 million and $259 million, respectively, which combined represent 34% TTR annual growth compared to Q3 2023.
Total Rare: GIVLAARI® (givosiran) & OXLUMO® (lumasiran)
•Achieved global net product revenues for GIVLAARI and OXLUMO for the third quarter of $71 million and $40 million, respectively, which combined represent 34% Rare annual growth compared to Q3 2023.

R&D Highlights
•Presented detailed results from the positive HELIOS-B Phase 3 study of vutrisiran in patients with ATTR amyloidosis with cardiomyopathy (ATTR-CM) at the European Society of Cardiology Congress (ESC).
◦Additional data from HELIOS-B, including echocardiographic and biomarker data, were presented at the Heart Failure Society of America Annual Scientific Meeting 2024 (HFSA).
◦Based on these positive results, Alnylam submitted a supplemental New Drug Application (sNDA) to the U.S. Food and Drug Administration (FDA) using a Priority Review Voucher, as well as a Type II Variation to the European Medicines Agency (EMA), for vutrisiran for the treatment of ATTR amyloidosis with cardiomyopathy.
•Today announced positive initial results from the multiple dose portion of the Phase 1 study of mivelsiran in patients with Alzheimer’s disease.
◦Following a second 50 mg dose of mivelsiran at month 6, further reductions of sAPPβ were observed at month 7, with patients achieving greater than 90% lowering of sAPPβ.
◦No new safety signals have been identified, and no significant abnormalities have been seen on CSF safety labs such as total protein and CSF white cell count, or on the exploratory biomarker neurofilament light chain.
•Presented the design of the cAPPricorn-1 Phase 2 study of mivelsiran in patients with cerebral amyloid angiopathy (CAA) at the 2024 International CAA Conference.
•Initiated a Phase 1 study of ALN-HTT02 in adult patients with Huntington’s disease.
◦Exon1 targeting strategy and design of the Phase 1 study were presented at the European Huntington's Disease Network (EHDN) & Enroll-HD 2024 Congress.

◦Nonclinical data supporting the tolerability of deep and sustained HTT-lowering in wild-type nonhuman primates after single and repeated intrathecal administration of ALN-HTT02 were also shared.
•Today announced the decision to suspend further clinical development of ALN-KHK, an investigational RNAi therapeutic targeting ketohexokinase for the treatment of type 2 diabetes mellitus. This decision reflects portfolio prioritization efforts to allocate clinical, managerial and financial resources carefully to bring transformative medicines to patients.

Additional Business Updates
•Alnylam hosted a TTR Investor Day featuring presentations from Alnylam senior leaders and an external expert related to the Company's TTR business. A replay of the webcast is available on the Company's website.
•Appointed Robert Hesslein as Chief Legal Officer and Corporate Secretary.
•Named one of Fast Company Top 100 Workplaces for Innovators in 2024.
•Recognized by Science magazine as a Top Employer for the sixth consecutive year.

Upcoming Events
Alnylam will present additional findings from the ongoing Phase 1 study of ALN-TTRsc04 in patients with ATTR amyloidosis at the American Heart Association Scientific Sessions 2024. The Company plans to share its Phase 3 development plan for ALN-TTRsc04 in the first quarter of 2025.
Alnylam intends to initiate a Phase 2 study of mivelsiran in patients with Alzheimer’s disease at or around year-end.

Financial Results for the Quarter Ended September 30, 2024

	Three Months Ended September 30,
(In thousands, except per share amounts)	2024	2023
Net product revenues	$420,146	$313,153
Net revenue from collaborations	$57,387	$427,472
Royalty revenue	$23,386	$9,905

GAAP Operating (loss) income	$(76,905)	$213,867
Non-GAAP Operating (loss) income	$(31,101)	$277,804

GAAP Net (loss) income	$(111,570)	$147,753
Non-GAAP Net (loss) income	$(64,199)	$228,534

GAAP Net (loss) income per common share - basic	$(0.87)	$1.18
Non-GAAP Net (loss) income per common share - basic	$(0.50)	$1.83

GAAP Net (loss) income per common share - diluted	$(0.87)	$1.15
Non-GAAP Net (loss) income per common share - diluted	$(0.50)	$1.74

For an explanation of our use of non-GAAP financial measures refer to the “Use of Non-GAAP Financial Measures” section later in this press release and for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, see the tables at the end of this press release.

Net Product Revenues

	Three Months Ended September 30,		Year over Year % Growth
(In thousands, except percentages)	2024	2023	As Reported	At CER*
ONPATTRO net product revenues	$50,293	$81,589	(38)%	(38)%
AMVUTTRA net product revenues	258,590	148,680	74%	75%
Total TTR net product revenues	308,883	230,269	34%	35%

GIVLAARI net product revenues	71,043	54,148	31%	31%
OXLUMO net product revenues	40,220	28,736	40%	40%
Total Rare net product revenues	111,263	82,884	34%	34%

Total net product revenues	$420,146	$313,153	34%	35%

* CER = Constant Exchange Rate, representing growth calculated as if the exchange rates had remained unchanged from those used in the third quarter 2023. CER is a non-GAAP measure.

•Total net product revenues increased 34% and 35% at actual currency and CER, respectively, during the three months ended September 30, 2024, as compared to the same period in 2023, due to an increased number of patients receiving AMVUTTRA, GIVLAARI, and OXLUMO, partially offset by a decrease in patients receiving ONPATTRO primarily driven by switching to AMVUTTRA.
Net Revenues from Collaborations
•Net revenues from collaborations decreased during the three months ended September 30, 2024, as compared to the same period in 2023, due to less revenue recognized under our collaborations with Roche and Regeneron. During 2023, we recognized $310 million of revenue from the upfront payment we received from Roche and a $65 million cumulative adjustment from the $100 million milestone we received in connection with our Regeneron Collaboration for achieving certain criteria during early clinical development for mivelsiran (formerly ALN-APP).

Operating Expenses

	Three Months Ended September 30,
(In thousands, except percentages)	2024	2023
Cost of goods sold	$81,980	$79,473
Cost of goods sold as a percentage of net product revenues	19.5%	25.4%

Cost of collaborations and royalties	$3,925	$4,836

GAAP research and development expenses	$270,926	$253,179
Non-GAAP research and development expenses	$251,132	$224,024

GAAP selling, general and administrative expenses	$220,993	$199,175
Non-GAAP selling, general and administrative expenses	$194,983	$164,393

Cost of Goods Sold
•Cost of goods sold as a percentage of net product revenues decreased during the three months ended September 30, 2024, as compared to the same period in 2023, primarily due to higher costs in 2023 associated with cancelled manufacturing commitments and the impairment of ONPATTRO inventory that had been manufactured for future demand associated with the use of patisiran for the treatment of patients with ATTR amyloidosis with cardiomyopathy for which we did not receive regulatory approval in the U.S., offset by increased rate of royalties payable on net sales of AMVUTTRA.
Research & Development (R&D) Expenses
•GAAP and non-GAAP R&D expenses increased during the three months ended September 30, 2024, as compared to the same period in 2023, primarily due to increased costs associated with our preclinical activities as we develop our clinical pipeline of RNAi therapeutics targeting multiple tissues, increased clinical trial expenses associated with increased Phase 2 activities for the zilebesiran KARDIA-3 clinical trial, and increased employee compensation expenses.
Selling, General & Administrative (SG&A) Expenses
•GAAP and non-GAAP SG&A expenses increased during the three months ended September 30, 2024, as compared to the same period in 2023, primarily due to higher costs associated with marketing investments to promote our TTR therapies and prepare for the potential launch of AMVUTTRA for the treatment of ATTR amyloidosis with cardiomyopathy, and employee compensation.
Other Financial Highlights
•Cash, cash equivalents and marketable securities were $2.78 billion as of September 30, 2024, as compared to $2.44 billion as of December 31, 2023, with the increase primarily due to improved operating performance and increased net proceeds from the issuance of common stock in connection with stock option exercises.
A reconciliation of our GAAP to non-GAAP financial results for the quarter is included in the tables at the end of this press release.

2024 Financial Guidance

Full year 2024 financial guidance is reiterated and consists of the following:

Combined net product revenues for ONPATTRO, AMVUTTRA, GIVLAARI and OXLUMO[1]	$1,575 million - $1,650 million
Net Product Revenue Growth vs. 2023 at reported FX rates[1]	27% to 33%
Net Product Revenue Growth vs. 2023 at CER*	28% to 34%
Net revenues from collaborations and royalties	$575 million - $650 million
GAAP R&D and SG&A expenses	$2,000 million - $2,150 million
Non-GAAP R&D and SG&A expenses[2]	$1,775 million - $1,875 million

[1] Uses June 30, 2024 FX rates including: 1 EUR = 1.07 USD and 1 USD = 161 JPY
[2] Primarily excludes $225 - $275 million of stock-based compensation expense from estimated GAAP R&D and SG&A expenses
*CER = Constant Exchange Rate, representing growth calculated as if the exchange rates had remained unchanged from those used in the twelve months ended December 31, 2023. CER is a non-GAAP measure.

Use of Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including expenses adjusted to exclude certain non-cash expenses and non-recurring gains outside the ordinary course of the

Company’s business. These measures are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP financial measures used by other companies.
The items included in GAAP presentations but excluded for purposes of determining non-GAAP financial measures for the periods presented in this press release are stock-based compensation expenses and realized and unrealized losses on marketable equity securities. The Company has excluded the impact of stock-based compensation expense, which may fluctuate from period to period based on factors including the variability associated with performance-based grants for stock options and restricted stock units and changes in the Company’s stock price, which impacts the fair value of these awards. The Company has excluded the impact of the realized and unrealized losses on marketable equity securities because the Company does not believe these adjustments accurately reflect the performance of the Company’s ongoing operations for the period in which such gains or losses are reported, as their sole purpose is to adjust amounts on the balance sheet.
Percentage changes in revenue growth at CER are presented excluding the impact of changes in foreign currency exchange rates for investors to understand the underlying business performance. The current period’s foreign currency revenue values are converted into U.S. dollars using the average exchange rates from the prior period.
The Company believes the presentation of non-GAAP financial measures provides useful information to management and investors regarding the Company’s financial condition and results of operations. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance and are better able to compare the Company’s performance between periods. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating performance, allocating resources and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between GAAP and non-GAAP measures is provided later in this press release.

Conference Call Information
Management will provide an update on the Company and discuss third quarter 2024 results as well as expectations for the future via conference call on Thursday, October 31, 2024 at 8:30 am ET. A live audio webcast of the call will be available on the Investors section of the Company’s website at www.alnylam.com/events. An archived webcast will be available on the Alnylam website approximately two hours after the event.
About ONPATTRO® (patisiran)
ONPATTRO is an RNAi therapeutic that is approved in the United States and Canada for the treatment of adults with hATTR amyloidosis with polyneuropathy. ONPATTRO is also approved in the European Union, Switzerland and Brazil for the treatment of hATTR amyloidosis in adults with Stage 1 or Stage 2 polyneuropathy, and in Japan for the treatment of hATTR amyloidosis with polyneuropathy. ONPATTRO is an intravenously administered RNAi therapeutic targeting transthyretin (TTR). It is designed to target and silence TTR messenger RNA, thereby reducing the production of TTR protein before it is made. Reducing the pathogenic protein leads to a reduction in amyloid deposits in tissues. For more information about ONPATTRO, including full Prescribing Information, visit ONPATTRO.com.

About AMVUTTRA® (vutrisiran)
AMVUTTRA (vutrisiran) is an RNAi therapeutic approved in the United States for the treatment of adults with hATTR amyloidosis with polyneuropathy. It is a double-stranded small interfering RNA (siRNA) that targets mutant and wild-type transthyretin (TTR) messenger RNA (mRNA). Using Alnylam’s Enhanced Stabilization Chemistry (ESC)-GalNAc-conjugate delivery platform, AMVUTTRA is designed for increased potency and high metabolic stability to allow for subcutaneous injection once every three months (quarterly). Results from the pivotal HELIOS-A Phase 3 study demonstrate AMVUTTRA rapidly reduces serum TTR levels, has the potential to reverse neuropathy impairment relative to baseline and improves other key measures of disease burden relative to external placebo in patients with the polyneuropathy of hATTR amyloidosis. For more information about AMVUTTRA, including the full U.S. Prescribing Information, visit AMVUTTRA.com.
About GIVLAARI® (givosiran)
GIVLAARI (givosiran) is an RNAi therapeutic targeting aminolevulinic acid synthase 1 (ALAS1) approved in the United States and Brazil for the treatment of adults with acute hepatic porphyria (AHP). GIVLAARI is also approved in the European Union for the treatment of AHP in adults and adolescents aged 12 years and older. In the pivotal study, GIVLAARI was shown to significantly reduce the rate of porphyria attacks that required hospitalizations, urgent healthcare visits or intravenous hemin administration at home compared to placebo. GIVLAARI is Alnylam’s first commercially available therapeutic based on its Enhanced Stabilization Chemistry ESC-GalNAc conjugate technology to increase potency and durability. GIVLAARI is administered via subcutaneous injection once monthly at a dose based on actual body weight and should be administered by a healthcare professional. GIVLAARI works by specifically reducing elevated levels of ALAS1 messenger RNA (mRNA), leading to reduction of toxins associated with attacks and other disease manifestations of AHP. For more information about GIVLAARI, including the full U.S. Prescribing Information, visit GIVLAARI.com.
About OXLUMO® (lumasiran)
OXLUMO (lumasiran) is an RNAi therapeutic targeting hydroxyacid oxidase 1 (HAO1). HAO1 encodes glycolate oxidase (GO). Thus, by silencing HAO1 and depleting the GO enzyme, OXLUMO inhibits production of oxalate – the metabolite that directly contributes to the pathophysiology of PH1. OXLUMO utilizes Alnylam’s Enhanced Stabilization Chemistry (ESC)-GalNAc-conjugate technology, which enables subcutaneous dosing with increased potency and durability and a wide therapeutic index. OXLUMO has received regulatory approvals from the U.S. Food and Drug Administration (FDA) for the treatment of primary hyperoxaluria type 1 (PH1) to lower urinary and plasma oxalate levels in pediatric and adult patients and from the European Medicines Agency (EMA) for the treatment of PH1 in all age groups. In the pivotal ILLUMINATE-A study, OXLUMO was shown to significantly reduce levels of urinary oxalate relative to placebo, with the majority of patients reaching normal or near-normal levels. In the ILLUMINATE-B pediatric Phase 3 study, OXLUMO demonstrated an efficacy and safety profile consistent to that observed in ILLUMINATE-A. In the ILLUMINATE-C study, OXLUMO resulted in substantial reductions in plasma oxalate in patients with advanced PH1. Across all three studies, injection site reactions (ISRs) were the most common drug-related adverse reaction. OXLUMO is administered via subcutaneous injection once monthly for three months, then once quarterly beginning one month after the last loading dose at a dose based on actual body weight. For patients who weigh less than 10 kg, ongoing dosing remains monthly. OXLUMO should be administered by a healthcare professional. For more information about OXLUMO, including the full U.S. Prescribing Information, visit OXLUMO.com.
About LNP Technology
Alnylam has licenses to Arbutus Biopharma lipid nanoparticle (LNP) intellectual property for use in RNAi therapeutic products using LNP technology.
About RNAi
RNAi (RNA interference) is a natural cellular process of gene silencing that represents one of the most promising and rapidly advancing frontiers in biology and drug development today. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and was recognized with the award of the 2006 Nobel Prize for Physiology or Medicine. By harnessing the natural biological process of RNAi occurring in our cells, a new class of medicines known as RNAi therapeutics is now a reality. Small interfering RNA (siRNA), the molecules that mediate RNAi and comprise Alnylam’s RNAi therapeutic platform, function upstream of today’s medicines by potently silencing messenger RNA (mRNA) – the genetic precursors – that encode for disease-causing or disease pathway proteins, thus preventing them from being made. This is a revolutionary approach with the potential to transform the care of patients with genetic and other diseases.
About Alnylam Pharmaceuticals
Alnylam Pharmaceuticals (Nasdaq: ALNY) has led the translation of RNA interference (RNAi) into a whole new class of innovative medicines with the potential to transform the lives of people afflicted with rare and prevalent diseases with unmet need. Based on Nobel Prize-winning science, RNAi therapeutics represent a powerful, clinically validated approach yielding transformative medicines. Since its founding in 2002, Alnylam has led the RNAi Revolution and continues to deliver on a bold vision to turn scientific possibility into reality. Alnylam’s commercial RNAi therapeutic products are ONPATTRO® (patisiran), AMVUTTRA® (vutrisiran), GIVLAARI® (givosiran), OXLUMO® (lumasiran), and Leqvio® (inclisiran), which is being developed and commercialized by Alnylam’s partner, Novartis. Alnylam has a deep pipeline of investigational medicines, including multiple product candidates that are in late-stage development. Alnylam is executing on its “Alnylam P5x25” strategy to deliver transformative medicines in both rare and common diseases benefiting patients around the world through sustainable innovation and exceptional financial performance, resulting in a leading biotech profile. Alnylam is headquartered in Cambridge, MA. For more information about our people, science and pipeline, please visit www.alnylam.com and engage with us on X (formerly Twitter) at @Alnylam, or on LinkedIn, Facebook, or Instagram.
Alnylam Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical statements of fact regarding Alnylam’s expectations, beliefs, goals, plans or prospects including, without limitation, statements regarding Alnylam’s expectations regarding the potential launch of AMVUTTRA for the treatment of ATTR amyloidosis with cardiomyopathy in the U.S. in early 2025 and in other countries later in 2025; Alnylam’s advancement towards its “Alnylam P5x25” strategy and aspiration to become a leading global biotech company; the potential for Alnylam to advance its research and development programs, including the timing of Alnylam’s presentation of data and sharing of the development plan for ALN-TTRsc04 and initiation of a Phase 2 clinical trial for mivelsiran in patients with Alzheimer’s Disease; and Alnylam’s projected commercial and financial performance, including the expected range of net product revenues and net revenues from collaborations and royalties for 2024, and the expected range of aggregate annual GAAP and non-GAAP R&D and SG&A expenses for 2024, should be considered forward-looking statements. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation, risks and uncertainties relating to: Alnylam’s ability to successfully execute on its “Alnylam P5x25” strategy; Alnylam’s ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for Alnylam’s product candidates, including vutrisiran, zilebesiran, ALN-TTRsc04 and mivelsiran; actions or advice of regulatory agencies and Alnylam’s ability to obtain and maintain regulatory approval for its product candidates, including vutrisiran, as well as favorable pricing and reimbursement; successfully launching, marketing and selling Alnylam’s approved products globally; delays, interruptions or failures in the manufacture and supply of Alnylam’s product candidates or its marketed products; obtaining, maintaining and protecting intellectual property; Alnylam’s ability to successfully expand the approved indications for AMVUTTRA in the future; Alnylam’s ability to manage its growth and operating expenses through disciplined investment in operations and its ability to achieve a self-sustainable financial profile in the future without the need for future equity financing; Alnylam’s ability to maintain strategic business collaborations; Alnylam’s dependence on third parties for the development and commercialization of certain products, including Roche, Novartis, Sanofi, Regeneron and Vir; the outcome of litigation; the risk of future government investigations; and unexpected expenditures; as well as those risks and uncertainties more fully discussed in the “Risk Factors” filed with Alnylam’s 2023 Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), as may be updated from time to time in Alnylam’s subsequent Quarterly Reports on Form 10-Q, and in other filings that Alnylam makes with the SEC. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.
This release discusses investigational RNAi therapeutics and uses of previously approved RNAi therapeutics in development and is not intended to convey conclusions about efficacy or safety as to those investigational therapeutics or uses. Vutrisiran has not been approved by any regulatory agency for the treatment of ATTR amyloidosis with cardiomyopathy. No conclusions can or should be drawn regarding its safety or effectiveness in treating cardiomyopathy in this population. There is no guarantee that any investigational therapeutics or expanded uses of commercial products will successfully complete clinical development or gain health authority approval.

ALNYLAM PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	September 30, 2024	December 31, 2023
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$1,099,920	$812,688
Marketable debt securities	1,671,993	1,615,516
Marketable equity securities	8,322	11,178
Accounts receivable, net	353,852	327,787
Inventory	75,987	89,146
Prepaid expenses and other current assets	145,350	126,382
Total current assets	3,355,424	2,982,697
Property, plant and equipment, net	506,997	526,057
Operating lease right-of-use assets	196,408	199,732
Restricted investments	68,592	49,391
Other assets	77,618	72,003
Total assets	$4,205,039	$3,829,880
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$70,805	$55,519
Accrued expenses	946,168	713,013
Operating lease liability	42,144	41,510
Deferred revenue	71,030	102,753
Liability related to the sale of future royalties	90,516	54,991
Total current liabilities	1,220,663	967,786
Operating lease liability, net of current portion	236,030	243,101
Deferred revenue, net of current portion	1,012	188,175
Convertible debt	1,023,654	1,020,776
Liability related to the sale of future royalties, net of current portion	1,333,849	1,322,248
Other liabilities	357,477	308,438
Total liabilities	4,172,685	4,050,524
Commitments and contingencies (Note 13)
Stockholders’ equity (deficit):
Preferred stock, $0.01 par value per share, 5,000 shares authorized and no shares issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value per share, 250,000 shares authorized; 128,841 shares issued and outstanding as of September 30, 2024; 125,794 shares issued and outstanding as of December 31, 2023	1,289	1,259
Additional paid-in capital	7,259,876	6,811,063
Accumulated other comprehensive loss	(24,826)	(23,375)
Accumulated deficit	(7,203,985)	(7,009,591)
Total stockholders’ equity (deficit)	32,354	(220,644)
Total liabilities and stockholders’ equity (deficit)	$4,205,039	$3,829,880

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in Alnylam’s Annual Report on Form 10-K which includes the audited financial statements for the year ended December 31, 2023.

ALNYLAM PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Statements of Operations
Revenues:
Net product revenues	$420,146	$313,153	$1,195,397	$895,186
Net revenues from collaborations	57,387	427,472	403,273	469,778
Royalty revenue	23,386	9,905	56,407	23,610
Total revenues	500,919	750,530	1,655,077	1,388,574

Operating costs and expenses:
Cost of goods sold	81,980	79,473	203,864	196,241
Cost of collaborations and royalties	3,925	4,836	16,689	28,307
Research and development	270,926	253,179	826,063	732,274
Selling, general and administrative	220,993	199,175	680,187	597,523
Total operating costs and expenses	577,824	536,663	1,726,803	1,554,345
(Loss) income from operations	(76,905)	213,867	(71,726)	(165,771)
Other (expense) income:
Interest expense	(34,376)	(30,893)	(102,887)	(89,883)
Interest income	32,146	25,425	90,973	65,155
Other expense, net	(29,528)	(57,658)	(99,777)	(105,331)
Total other expense, net	(31,758)	(63,126)	(111,691)	(130,059)
(Loss) income before income taxes	(108,663)	150,741	(183,417)	(295,830)
Provision for income taxes	(2,907)	(2,988)	(10,977)	(6,542)
Net (loss) income	$(111,570)	$147,753	$(194,394)	$(302,372)

Net (loss) income per common share - basic	$(0.87)	$1.18	$(1.53)	$(2.43)
Net (loss) income per common share - diluted	$(0.87)	$1.15	$(1.53)	$(2.43)

Weighted-average common shares - basic	128,590	125,220	127,159	124,667
Weighted-average common shares - diluted	128,590	131,337	127,159	124,667

ALNYLAM PHARMACEUTICALS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30, 2024	September 30, 2023
Reconciliation of GAAP to Non-GAAP Research and development:
GAAP Research and development	$270,926	$253,179
Less: Stock-based compensation expenses	(19,794)	(29,155)
Non-GAAP Research and development	$251,132	$224,024

Reconciliation of GAAP to Non-GAAP Selling, general and administrative:
GAAP Selling, general and administrative	$220,993	$199,175
Less: Stock-based compensation expenses	(26,010)	(34,782)
Non-GAAP Selling, general and administrative	$194,983	$164,393

Reconciliation of GAAP to Non-GAAP Operating (loss) income:
GAAP Operating (loss) income	$(76,905)	$213,867
Add: Stock-based compensation expenses	45,804	63,937
Non-GAAP Operating (loss) income	$(31,101)	$277,804

Reconciliation of GAAP to Non-GAAP Net (loss) income:
GAAP Net (loss) income	$(111,570)	$147,753
Add: Stock-based compensation expenses	45,804	63,937
Add: Realized and unrealized loss on marketable equity securities	1,567	16,844
Non-GAAP Net (loss) income	$(64,199)	$228,534

Reconciliation of GAAP to Non-GAAP Net (loss) income per common share- basic:
GAAP Net (loss) income per common share - basic	$(0.87)	$1.18
Add: Stock-based compensation expenses	0.36	0.51
Add: Realized and unrealized loss on marketable equity securities	0.01	0.13
Non-GAAP Net (loss) income per common share - basic	$(0.50)	$1.83

Reconciliation of GAAP to Non-GAAP Net (loss) income per common share- diluted:
GAAP Net (loss) income per common share - diluted	$(0.87)	$1.15
Add: Stock-based compensation expenses	0.36	0.49
Add: Realized and unrealized loss on marketable equity securities	0.01	0.13
Non-GAAP Net (loss) income per common share - diluted	$(0.50)	$1.74
Please note that the figures presented above may not sum exactly due to rounding

ALNYLAM PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP
PRODUCT REVENUE GROWTH AT CONSTANT CURRENCY
(Unaudited)

September 30, 2024
Three Months Ended
ONPATTRO net product revenue growth, as reported	(38)%
Add: Impact of foreign currency translation	—
ONPATTRO net product revenue growth at constant currency	(38)%

AMVUTTRA net product revenue growth, as reported	74%
Add: Impact of foreign currency translation	1
AMVUTTRA net product revenue growth at constant currency	75%

Total TTR net product revenue growth, as reported	34%
Add: Impact of foreign currency translation	1
Total TTR net product revenue growth at constant currency	35%

GIVLAARI net product revenue growth, as reported	31%
Add: Impact of foreign currency translation	—
GIVLAARI net product revenue growth at constant currency	31%

OXLUMO net product revenue growth, as reported	40%
Add: Impact of foreign currency translation	—
OXLUMO net product revenue growth at constant currency	40%

Total net product revenue growth, as reported	34%
Add: Impact of foreign currency translation	1
Total net product revenue growth at constant currency	35%